UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2017 (February 27, 2017)

MeetMe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33105	86-0879433
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Union Square Drive New Hope, Pennsylvania	18938
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 862-1162

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

On February 27, 2017, the Board of Directors (the “Board”) of MeetMe, Inc. (the “Company”) expanded the size of the Board from five members to six members and appointed Christopher Fralic to fill the newly-created vacancy.

The press release announcing Mr. Fralic’s appointment is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On February 27, 2017, the Board approved and the Company subsequently filed with the Secretary of State of the State of Delaware, a Certificate of Elimination of its Series A-1 Preferred Stock, par value $0.001 per share (“Series A-1 Preferred Stock”), thereby removing the Certificate of Designation of the Series A-1 Preferred Stock and all references to the Series A-1 Preferred Stock from the Company’s Amended and Restated Certificate of Incorporation. The Certificate of Elimination became effective upon filing.

The foregoing summary of the Certificate of Elimination is qualified in its entirety by reference to the full text of the Certificate of Elimination, which is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Certificate of Elimination of the Series A-1 Preferred Stock of MeetMe, Inc., dated March 1, 2017
99.1	MeetMe, Inc. press release, dated March 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEETME, INC.

Date: March 1, 2017	By: /s/ Geoffrey Cook
Name: Geoffrey Cook
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Elimination of the Series A-1 Preferred Stock of MeetMe, Inc., dated March 1, 2017
99.1	MeetMe, Inc. press release, dated March 1, 2017.